Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)             |__|

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street, Suite 500, Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Raymond James Financial, Inc.
(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-1517485 (I.R.S. employer identification no.)
880 Carillon Parkway St. Petersburg, FL (Address of principal executive offices)	33716 (Zip code)

_____________

Senior Debt Securities

(Title of the indenture securities)

General information.  Furnish the following information as to the Trustee:
Name and address of each examining or supervising authority to which it is subject.
Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank of San Francisco	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

Whether it is authorized to exercise corporate trust powers.
Yes.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).
A copy of the articles of association of The Bank of New York Trust Company, N.A.  (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).
A copy of certificate of authority of the trustee to commence business.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).
A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948.)
6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948.)
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the ____ day of July, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:                          /s/ Tina D. Gonzalez
Name:                         Tina D. Gonzalez
Title:              Assistant Vice President

EXHIBIT 7

Report of Condition

consolidating domestic subsidiaries of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
in the state of California at the close of business on March 31, 2009

Published in accordance with Federal regulatory authority instructions.

Statement of Resources and Liabilities
Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,267
Interest-bearing balances	88,233
Securities:
Held-to-maturity securities	22
Available-for-sale securities	444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,131
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable
Intangible assets:
Goodwill	876,153
Other intangible assets	265,381
Other assets	153,750

Total assets	$1,841,075

LIABILITIES

Deposits:
In domestic offices	1,807
Noninterest-bearing	1,807
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Subordinated notes and debentures	0
Other liabilities	174,621
Total liabilities	445,119

EQUITY CAPITAL

Bank Equity Capital:
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	269,980
Accumulated other comprehensive income	3,456
Other equity capital components	0
Total bank equity capital	1,395,956
Minority interest in consolidated subsidiaries	0
Total equity capital	1,395,956

Total liabilities, minority interest, and equity capital	1,841,075

I, Karen Bayz, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Karen Bayz        )             Vice President

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Troy Kilpatrick, Managing Director                                                                                           )
Frank Sulzberger, Managing Director    )         Directors
William Lindelof, Vice President           )